Exhibit 99.1

Inphi Completes Acquisition of ClariPhy Communications, Inc.

Further Solidifies Inphi’s Market Leadership in High-Speed Optical and Networking

Interconnects

SANTA CLARA, Dec 12, 2016 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed data movement interconnects, today announced that it has completed the acquisition of ClariPhy Communications, Inc., as announced on November 1, 2016, in a transaction valued at $277 million plus the assumption of certain liabilities.

“By finalizing the ClariPhy acquisition we achieve an important milestone in offering a platform for optical networking customers,” said Ford Tamer, President and CEO of Inphi Corporation. “The ClariPhy coherent DSP complements Inphi TiA, driver, optical PHY and silicon photonics components to provide system OEM and module customers high-performance and low-power platform solutions. We believe this will provide customers with faster time-to-market, proven quality, and competitive cost.”

IHS estimates the total available market for 100G & 200G coherent optical network hardware will grow at 18% CAGR, from $3.2 billion to $7.4 billion, between 2015 and 2020. This growth will be driven by several concurrent, powerful tailwinds: the current optical super cycle, a growing and expanding SAM (serviceable available market), opportunities in regions such as China and with new markets such as Cloud. Inphi believes that this acquisition will position the Company to be one of the most comprehensive component and platform suppliers across all three optical market segments inside/outside data centers, metro and long haul.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “believe,” “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the impact of the acquisition on the Company’s product portfolio, that the Company’s platform offerings as a result of the merger will provide customers with faster time-to-market, proven quality, and competitive cost, the growth rate of the available market for 100G & 200G coherent optical network hardware and the drivers of that growth, and that the acquisition will position the Company to be one of the most comprehensive component and platform suppliers across all three optical market segments inside/outside data centers, metro and long haul. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: risks related to the acquisition of ClariPhy, including the Company’s ability to realize the anticipated benefits of the transaction in a timely manner or at all, and to successfully integrate ClariPhy’s business with Inphi, costs associated with the transaction, the retention of key personnel of ClariPhy, and the potential impact of the transaction, and reaction thereto, on Inphi’s business, operating results and financial condition, and other risks including the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify and the success of product sales in new markets or of recently produced product offerings, including bundled product solutions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Inphi filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to Inphi as of the date hereof, and Inphi assumes no obligation to update any forward-looking statement.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi Corporation

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com